EXHIBIT 23.1

                                                            Mintz & Partners LLP
                                                         100-1446 Don Mills Road
                                                          North York, ON M3B 3N6

                          INDEPENDENT AUDITORS CONSENT

May 6, 2002



We are the auditors of Digital Rooster.com, Inc. As such we expressed our unqualified opinion upon the consolidation balance sheet of Digital Rooster.com, Inc. as at March 31, 2001 and consolidated statement of operation, deficit and cash flow for the year then ended under date of June 22, 2001 ans as at December 14, 2001 with respect to Canada-U.S. Reporting Differences.

We hereby consent to the incorporation by reference in this filing on Form S-8, dated May 6, 2002, our report dated June 22, 2002 and December 14, 2001 and to all references to our firm as noted in the form S-8 referenced herein.



Yours truly,
/s/ Mintz & Partners LLP
Mintz & Partners LLP

By:  Elliott M. Jacobson, C.A. Partner